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                                                                   EXHIBIT 10(z)

                                    Form of:

                              (CHANGE OF CONTROL)
                                   AGREEMENT

     Agreement made as of the 1st day of September, 1996, between Rhone-Poulenc Rorer, Inc., a Pennsylvania corporation (the "Company"), and [EMPLOYEE NAME] (the "Employee").

     WHEREAS, the Employee is presently employed by the Company, as its [TITLE];

     WHEREAS, the Company considers it essential to retain well qualified key management personnel, and, in this regard, the Compensation Committee recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of the Company or the Company's parent, Rhone-Poulenc ("RP"), may exist and that either of such possibilities, and the uncertainty and questions which it may raise, may result in the departure or distraction of key management personnel to the detriment of the Company and its shareholders;

     WHEREAS, the Compensation Committee has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of the Company's management to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company or RP, although neither such change is now contemplated; and

     WHEREAS, in order to induce the Employee to remain in the employ of the Company, the Company agrees that the Employee shall receive the compensation set forth in this Agreement in the event the Employee's employment with the Company is terminated within 18 months following a "Change of Control" (as defined in Section 1) as a cushion against the financial and career impact on the Employee of any such Change of Control;

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Definitions. For all purposes of this Agreement, the following terms
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shall have the meanings specified in this Section unless the context clearly otherwise requires:

     (a) "Cash Compensation" shall mean solely the Employee's base salary and annual cash bonus (equal to the targeted annual base salary and bonus immediately prior to a Change of Control) in all capacities with the Company, and its subsidiaries or affiliates, as reported for Federal income tax purposes on Form W-2, together with any amounts the payment of which has been deferred by the Employee under any plan of the Company, and its subsidiaries or affiliates, qualified under Section 401(k) or 125 of the Internal Revenue Code of 1986, as amended (the "Code").

     (b) "Cause" shall mean 1) misappropriation of funds, 2) habitual insobriety or

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substance abuse, 3) conviction of a crime involving moral turpitude, or 4) gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company.

     (c)  "Change of Control" shall mean:

     1. Any person (except the Employee, his affiliates and associates, the Company, any subsidiary of the Company, RP, any employee benefit plan of the Company or of any subsidiary of the Company or of RP, or any person or entity organized, appointed or established by the Company or RP for or pursuant to the terms of any such employee benefit plan), together with all affiliates and associates of such person, becomes the beneficial owner, directly or indirectly, in the aggregate of more than 50% of (i) the value of the outstanding equity or combined voting power of the then outstanding voting securities of RP entitled to vote generally in the election of directors or (ii) the fair market value of the assets of RP; or

     2. At such time as RP no longer owns, directly or indirectly, more than 50% of the outstanding equity or combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, whether by sale, exchange or reorganization, any person (except the Employee, his affiliates and associates, the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all affiliates and associates of such person, becomes the beneficial owner, directly or indirectly, in the aggregate of more than 50%, if acquired from RP, or 30% or more, if not acquired from RP nor in a transaction initiated by the Company (with the Company having the burden to demonstrate that a transaction was initiated by it), of (i) the value of the outstanding equity or combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or (ii) the fair market value of the assets of the Company.

     (d) "Compensation Committee" shall mean the Executive Personnel and Compensation Committee of the Board of Directors of the Company.

     (e) "Good Reason Termination" shall mean a Termination of Employment initiated by the Employee upon one or more of the following occurrences:

     1. Any failure of the Company to comply with and satisfy any of the terms of this Agreement;

     2. Any involuntary reduction of the authority, duties or responsibilities held by the Employee immediately prior to the Change of Control;

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     3.   Any involuntary reduction of the Employee's compensation from that immediately prior to the Change of Control; and

     4. Any transfer of the Employee, without the Employee's express written consent, to a location which is outside the Collegeville, Pennsylvania area (or the general area in which his principal place of business immediately preceding the Change of Control may be located at such time if other than Collegeville, Pennsylvania) by more than fifty miles, or outside of French territory if employed in France immediately preceding the Change of Control, in either case other than on a temporary basis (less than 6 months); provided, however that this paragraph shall not apply if, at such time, Employee is an expatriated employee of the Company, as defined in the Company's personnel records immediately prior to the Change of Control, and the transfer is to the Employee's home country; provided, however, that a "Good Reason Termination" shall be deemed not to have occurred in the event that RP offers the Employee a new position at the same compensation and location and that is comparable or equivalent, in terms of authority, duties, responsibility, to the position held by the Employee immediately prior to the Change of Control.

     (f) "Termination Date" shall mean the date of receipt of the Notice of Termination described in Section 2 hereof or any later date specified therein, as the case may be.

     (g) "Termination of Employment" shall mean the termination of the Employee's actual employment relationship with the Company and any of its subsidiaries.

     2.   Notice of Termination. Any Termination of Employment following a
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Change of Control shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 14 hereof. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific provision in this Agreement relied upon, (ii) briefly summarizes the facts and circumstances deemed to provide a basis for the Employee's Termination of Employment under the provision so indicated, and (iii) if the Termination Date is other than the date of receipt of such notice, specifies the Termination Date (which date shall not be more than 15 days after the giving of such notice).

     3.   Compensation, etc. upon Termination. Subject to the provisions of
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Section 11 hereof, in the event of the Employee's involuntary Termination of
Employment for any reason other than Cause or in the event of a Good Reason Termination, in either event within 18 months after a Change of Control, the Company shall pay to the Employee as compensation for the damages to the Employee for the loss of the Employee's position with the Company, upon the execution of a release, in the form required by the Company of its terminating executives prior to the Change of Control, within 15 days after the Termination Date, an amount in cash equal to [PERIODS RANGING FROM 21 TO 36 MONTHS] (the "Payment Period") of the Employee's Cash Compensation, subject to customary employment taxes and deductions. In addition, (i) the Company shall continue the Employees coverage under (or provide a tax equivalent monthly payment equal to the cost of) the Company's health program, as in effect from time to time for other senior executives of the Company until the end of the Payment Period or the Employee's commencement of new employment, if earlier, (ii) the Company shall provide the Employee an amount in cash, at the time of payment set forth above, with an amount equal to the present value of the amount by

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which the Employee's benefit under the Company's Pension Plan for Salaried
Employees (the "Plan") would have increased if the Payment Period had been counted as benefit accrual service under the Plan (using the Plan's actuarial assumptions in effect during the year preceding the year in which the Change of Control occurred) and (iii) the Employee's rights under all stock options then held by the Employee and to all awards under the Company's Capital Plan shall be immediately vested and non-forfeitable.

     4.   Other Payments. The payments and benefits due under Section 3 hereof
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shall be in addition to and not in lieu of any payments or benefits due to the
Employee under any retirement, compensation or welfare plan, policy or program of the Company, and its subsidiaries or affiliates, except that no other severance benefits shall be paid.

     5.   Trust Fund. The Company sponsors an irrevocable trust fund pursuant to
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a trust agreement to hold assets to satisfy its obligations to employees under this Agreement. Funding of such trust fund shall be authorized by the Compensation Committee, as set forth in the agreement pursuant to which the fund has been established, immediately following a Change of Control.

     6.   Enforcement.
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     (a)  In the event that the Company shall fail or refuse to make payment of any amounts due the Employee under Sections 3 and 4 hereof within the respective time periods provided therein, the Company shall pay to the Employee, in addition to the payment of any other sums provided in this Agreement, interest, compounded daily, on any amount remaining unpaid from the date payment is required under Section 3 or 4, as appropriate, until paid to the Employee, at the rate from time to time announced by Mellon Bank, N.A. as its "prime rate" plus 1%, each change in such rate to take effect on the effective date of the change in such prime rate.

     (b) It is the intent of the parties that the Employee not be required to incur any expenses associated with the enforcement of his rights under this Agreement by arbitration, litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Employee hereunder. Accordingly, the Company shall pay the Employee on demand the amount necessary to reimburse the Employee in full for all reasonable expenses (including all attorneys' fees and legal expenses) incurred by the Employee in enforcing any of the obligations of the Company under this Agreement.

     7.   No Mitigation. The Employee shall not be required to mitigate the
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amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for herein be reduced by any compensation earned by other employment or otherwise.

     8.   Non-exclusivity of Rights. Nothing in this Agreement shall prevent or
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limit the Employee's continuing or future participation in or rights under any benefit, bonus, incentive or

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other plan or program provided by the Company, or any of its subsidiaries or affiliates, and for which the Employee may qualify.

     9.   No Set-Off. The Company's obligation to make the payments provided for
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in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Employee or others.

     10.  Taxes. Any payment required under this Agreement shall be subject to
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all requirements of the law with regard to the withholding of taxes, filing, making of reports and the like, and the Company shall use its best efforts to satisfy promptly all such requirements.

     11.  Term of Agreement. The term of this Agreement, while the Employee
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continues in employment with the Company, shall be for two years from the date hereof and shall be renewed for successive one year periods thereafter only if so approved annually by the Compensation Committee; provided, however, that (i) after a Change of Control, this Agreement shall remain in effect for at least 18 months and, thereafter, until all of the obligations of the parties hereunder are satisfied or have expired, and (ii) this Agreement shall terminate if, prior to a Change of Control, the employment of the Employee with the Company is transferred to a lesser position with the Company, i.e., reduced grade level or
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compensation, unless the Company expressly informs the Employee, in writing, that this Agreement will continue.

     12.  Successor Company. The Company shall require any successor or
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successors (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Employee, to acknowledge expressly that this Agreement is binding upon and enforceable against the Company in accordance with the terms hereof, and to become jointly and severally obligated with the Company to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or successions had taken place. Failure of the Company to notify the Employee in writing as to such successorship, to provide the Employee the opportunity to review and agree to the successor's assumption of this Agreement or to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, the Company shall mean the Company as hereinbefore defined and any such successor or successors to its business and/or assets, jointly and severally.

     13.  Notice. All notices and other communications required or permitted
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hereunder or necessary or convenient in connection herewith shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight

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express courier service, to the address maintained for the Employee on the
Company's personnel records or to the Company at its principal business address. Any such notice shall be deemed delivered and effective when received in the case of personal delivery, five days after deposit, postage prepaid, with the U.S. Postal Service in the case of registered or certified mail, or on the next business day in the case of overnight express courier service.

     14.  Governing Law. This Agreement shall be governed by and interpreted
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under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

     15.  Contents of Agreement, Amendment and Assignment. This Agreement
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supersedes all prior agreements, sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment executed by the Employee and the Company's Chair of the Compensation Committee of the Board.

     16.  No Right to Continued Employment. Nothing in this Agreement shall be
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construed as giving the Employee any right to be retained in the employ of the
Company.

     17.  Successors and Assigns. All of the terms and provisions of this
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Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee and the Company hereunder shall not be assignable in whole or in part without the consent of the other party except as expressly provided herein.

     18.  Severability. If any provision of this Agreement or application
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thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

     19.  No Waiver. No delay or omission by the Employee in exercising any
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right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof.

     20.  Arbitration. In the event of any dispute under the provisions of this
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Agreement other than a dispute in which the sole relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by arbitration in Philadelphia, Pennsylvania, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before one arbitrator who shall be an executive officer or former executive officer of a publicly traded corporation, selected by the parties. Any award entered by the arbitrator shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrator shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this

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Agreement other than a benefit specifically provided under or by virtue of the
Agreement. The Company shall be responsible for all of the fees of the American Arbitration Association and the arbitrator and any expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses).

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.


ATTEST:                       RHONE-POULENC RORER, INC.


------------------------      By
Secretary                       ---------------------------


------------------------      -----------------------------
Witness                            [EMPLOYEE NAME]

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